Exhibit 3.1

040105

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: Elephant Oil Corp.

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: Vcorp Services, LLC
Name

[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity

Street Address	City	Nevada	Zip Code
Mailing Address (if different from street address)	City	Nevada	Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares with par value: 500,000,000 Par value per share: $ 0.0001 Number of shares without par value:

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

	Name	Street Address	City	State	Zip Code
1)	Ronald Bauer	Pennzoil Place, 700 Milam, Suite 1300	Houston	TX	77002
2)	Adrian Beeston	Pennzoil Place, 700 Milam, Suite 1300	Houston	TX	77002

5. Purpose: (optional; required only if Benefit Corporation status selected)

The purpose of the corporation shall be: Any Legal purpose

6. Benefit Corporation: (see instructions) [ ] Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

Name: Louis A. Bevilacqua

X [signature]
Incorporator Signature

Address	City	State	Zip Code
1050 Connecticut Avenue, NW, Suite 500	Washington	DC	20036

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity. If the registered agent is unable to sign the Articles of Incorporation, submit a separate signed Registered Agent Acceptance form.

X [signature]
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

Date: 03/25/2021

This form must be accompanied by appropriate fees.

Nevada Secretary of State NRS 78 Articles
Revised: 9-26-17

ATTACHMENT TO

ARTICLES OF INCORPORATION

OF

ELEPHANT OIL CORP.

The Articles of Incorporation of Elephant Oil Corp. (the “Corporation”) are hereby supplemented with the following additions to Article 3 and additional Articles 9-13.

ARTICLE 3 - AUTHORIZED STOCK

The aggregate number of shares which the Corporation shall have the authority to issue is 490,000,000 shares of Common Stock, $0.0001 par value per share, and 10,000,000 shares of Preferred Stock, $0.0001 par value per share.

All Common Stock of the Corporation shall be of the same class and shall have the same rights and preferences. The Corporation shall have authority to issue the shares of Preferred Stock in one or more series with such rights, preferences and designations as determined by the Board of Directors of the Corporation. Authority is hereby expressly granted to the Board of Directors from time to time to issue Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limitation thereof, dividend rights, special voting rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the Nevada Revised Statutes. Fully-paid stock of the Corporation shall not be liable to any further call or assessment.

ARTICLE 9 - AMENDMENT OF BYLAWS

The Board of Directors of the Corporation shall have the power to make, alter, amend or repeal the Bylaws of the Corporation, except to the extent that the Bylaws otherwise provide.

ARTICLE 10 - INDEMNIFICATION OF OFFICERS AND DIRECTORS

The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation, or who is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding, to the full extent permitted by the Nevada Revised Statutes as such statutes may be amended from time to time.

ARTICLE 11 - LIABILITY OF DIRECTORS AND OFFICERS

No director or officer shall be personally liable to the Corporation or any of its stockholders for damages for any breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) for the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article 10 by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation of the personal liability of a director of officer of the Corporation for acts or omissions prior to such repeal or modification.

ARTICLE 12 - ACQUISITION OF CONTROLLING INTEREST

The Corporation elects not to be governed by the terms and provisions of Sections 78.378 through 78.3793, inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by any successor section, statute, or provision. No amendment to these Articles of Incorporation, directly or indirectly, by merger or consolidation or otherwise, having the effect of amending or repealing any provision of this Article 11 shall apply to or have any effect on any transaction involving acquisition of control by any person occurring prior to such amendment or repeal.

ARTICLE 13 - COMBINATIONS WITH INTERESTED STOCKHOLDERS

The Corporation elects not to be governed by the terms and provisions of Sections 78.411 through 78.444, inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by any successor section, statute, or provision. No amendment to these Articles of Incorporation, directly or indirectly, by merger or consolidation or otherwise, having the effect of amending or repealing any provision of this Article 12 shall apply to or have any effect on any transaction with an interested stockholder occurring prior to such amendment or repeal.

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